As filed with the Securities and Exchange Commission on August 30, 2002

Registration Statement No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Science Applications International Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	95-3630868 (I.R.S. Employer Identification No.)

10260 CAMPUS POINT DRIVE
SAN DIEGO, CALIFORNIA 92121
(858) 826-6000
(Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

Cash or Deferred Arrangement (CODA)
Employee Stock Retirement Plan
Restated 1984 Bonus Compensation Plan
Stock Compensation Plan and Management Stock Compensation Plan
Key Executive Stock Deferral Plan
2001 Employee Stock Purchase Plan
1995 and 1998 Stock Option Plans
1999 Stock Incentive Plan
AMSEC Employees 401(k) Profit Sharing Plan
Telcordia Technologies 401(k) Savings Plan
(Full title of the plans)

COPY TO:
DOUGLAS E. SCOTT, ESQ.
Senior Vice President and General Counsel
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California 92121
(858) 826-6000
(name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price	Fee

Class A Common Stock, par value $.01 per share	11,738,609 shs	$28.90	$339,245,800	$31,211

(1)	Includes 1,202,661 shares under the Restated 1984 Bonus Compensation Plan; 832,686 shares under the Employee Stock Retirement Plan; 379,848 shares under the Stock Compensation Plan and Management Stock Compensation Plan; 1,216,384 shares under the Key Executive Stock Deferral Plan; and 8,107,030 shares under the 1999 Stock Incentive Plan. This registration statement shall also cover any additional shares of Class A Common Stock which become issuable under the Cash or Deferred Arrangement (CODA); the Employee Stock Retirement Plan; the Restated 1984 Bonus Compensation Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2001 Employee Stock Purchase Plan; the 1995 and 1998 Stock Option Plans; the 1999 Stock Incentive Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plans. This registration statement covers, in addition to the number of shares of Class A Common Stock stated above, options awarded under the 1999 Stock Incentive Plan and other rights to purchase or acquire the shares of Class A Common Stock covered by the prospectus.

(2)	The proposed maximum offering price per share is estimated in accordance with Rule 457(h) under the Securities Act and was determined using the formula price (as defined in the prospectus which is a part of this registration statement) of Registrant’s Class A Common Stock on the date hereof.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5(A)
EXHIBIT 5(B)
EXHIBIT 5(C)
EXHIBIT 5(D)
EXHIBIT 5(E)
EXHIBIT 23(B)
EXHIBIT 99(A)
EXHIBIT 99(B)
EXHIBIT 99(C)

EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers 11,738,609 shares of Class A common stock of Science Applications International Corporation that may be purchased or issued upon the exercise of options or awards that have been or may be granted under the Restated 1984 Bonus Compensation Plan; the 1995 and 1998 Stock Option Plans; and the 1999 Stock Incentive Plan; or may be issued and delivered to a trustee or agent for the benefit of employees under the Cash or Deferred Arrangement (CODA); the Employee Stock Retirement Plan; the Stock Compensation Plan and Management Stock Compensation Plan; the Key Executive Stock Deferral Plan; the 2001 Employee Stock Purchase Plan; the AMSEC Employees 401(k) Profit Sharing Plan; and the Telcordia Technologies 401(k) Savings Plan (collectively “Plans”).

     The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-71764) filed on October 17, 2001 (the “Earlier Registration Statement”) are hereby incorporated by reference pursuant to Instruction E of Form S-8. This Registration Statement combined with the Earlier Registration Statement registers an aggregate of 74,000,000 shares of the Registrant’s Class A common stock as follows: 4,000,000 shares under the Cash or Deferred Arrangement (CODA); 4,000,000 shares under the Employee Stock Retirement Plan; 9,574,143 shares under the Restated 1984 Bonus Compensation Plan; 2,000,000 shares under the Stock Compensation Plan and Management Stock Compensation Plan collectively; 2,000,000 shares under the Key Executive Stock Deferral Plan; 6,000,000 shares under the 2001 Employee Stock Purchase Plan; 17,425,857 shares under the 1995 and 1998 Stock Option Plans collectively; 24,000,000 shares under the 1999 Stock Incentive Plan; 1,000,000 shares under the AMSEC Employees 401(k) Profit Sharing Plan; and 4,000,000 shares under the Telcordia Technologies 401(k) Savings Plan.

RECENT ACCOUNTING PRONOUNCEMENTS

Implementation of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”

Effective February 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets” which changes the accounting for goodwill such that the amortization of goodwill ceases. Instead of amortization, the carrying value of goodwill is evaluated for impairment on an annual basis or between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit, which includes the allocated goodwill, below its carrying value. Intangible assets with indefinite lives are no longer amortized in accordance with SFAS No. 142. We do not have any intangible assets with indefinite lives. Intangible assets with finite lives continue to be amortized over their useful lives and are evaluated for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets.”

The following unaudited pro forma information presents net income and earnings per share as if we had adopted SFAS No. 142 effective at the beginning of the periods specified and, accordingly, did not amortize goodwill.

	Year ended January 31

	2002	2001	2000

	(in thousands, except per share amounts)
Income before cumulative effect of accounting change, as reported	$18,206	$2,058,956	$619,849
Amortization of goodwill, net of tax	17,303	17,265	14,498

Pro forma income before cumulative effect of accounting change	35,509	2,076,221	634,347
Cumulative effect of accounting change, net of tax	711	—	—

Pro forma net income	$36,220	$2,076,221	$634,347

Basic Earnings Per Share:
Income before cumulative effect of accounting change, as reported	$.08	$8.76	$2.61
Amortization of goodwill, net of tax	.08	.07	.06

Pro forma income before cumulative effect of accounting change	.16	8.83	2.67
Cumulative effect of accounting change, net of tax	.01	—	—

Pro forma basic earning per share	$.17	$8.83	$2.67

Diluted Earnings Per Share:
Income before cumulative effect of accounting change, as reported	$.08	$8.11	$2.42
Amortization of goodwill, net of tax	.08	.07	.06

Pro forma income before cumulative effect of accounting change	.16	8.18	2.48
Cumulative effect of accounting change, net of tax	—	—	—

Pro forma diluted earnings per share	$.16	$8.18	$2.48

As previously disclosed in our Annual Report on Form 10-K for the year ended January 31, 2002, the cumulative effect of accounting change of $711,000 referred to in the table above relates to our adoption of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” in the prior fiscal year.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5(a)*	Opinion of Douglas E. Scott, Esq.

5(b)*	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant’s Employee Stock Retirement Plan

5(c)*	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant’s Cash or Deferred Arrangement

5(d)*	Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan

5(e)*	Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan

23(a)*	Consent of Douglas E. Scott, Esq. (contained in Exhibit 5(a) hereto)

23(b)*	Consent of Deloitte & Touche LLP

24(a)*	Powers of Attorney (included on signature page)

99(a)*	Cash or Deferred Arrangement (CODA), as amended

99(b)*	Employee Stock Retirement Plan, as amended

99(c)*	Telcordia Technologies 401(k) Savings Plan, as amended

*	Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 29, 2002.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By	/s/ J.R. BEYSTER
J.R. Beyster Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each individual, including representatives of the various Plans, whose signature appears below constitutes and appoints J.D. Heipt and D.E. Scott power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J.R. BEYSTER J.R. Beyster	Chairman of the Board and Principal Executive Officer	August 29, 2002

/s/ T.E. DARCY T.E. Darcy	Principal Financial Officer	August 29, 2002

/s/ P.N. PAVLICS P.N. Pavlics	Principal Accounting Officer	August 29, 2002

/s/ D.P. ANDREWS D.P. Andrews	Director	August 29, 2002

/s/ W.H. DEMISCH W.H. Demisch	Director	August 29, 2002

D.W. Dorman	Director

/s/ D.H. FOLEY D.H. Foley	Director	August 29, 2002

/s/ J.E. GLANCY J.E. Glancy	Director	August 29, 2002

/s/ B.R. INMAN B.R. Inman	Director	August 29, 2002

/s/ A.K. JONES A.K. Jones	Director	August 29, 2002

/s/ H.M.J. KRAEMER, JR. H.M.J. Kraemer, Jr.	Director	August 29, 2002

/s/ C.B. MALONE C.B. Malone	Director	August 29, 2002

/s/ S.D. ROCKWOOD S.D. Rockwood	Director	August 29, 2002

Signature	Title	Date

/s/ R. SNYDERMAN R. Snyderman	Director	August 29, 2002

/s/ M.E. TROUT M.E. Trout	Director	August 29, 2002

/s/ J.P. WALKUSH J.P. Walkush	Director	August 29, 2002

/s/ J.H. WARNER, JR. J.H. Warner, Jr.	Director	August 29, 2002

/s/ J.A. WELCH J.A. Welch	Director	August 29, 2002

/s/ A.T. YOUNG A.T. Young	Director	August 29, 2002

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Cash or Deferred Arrangement (CODA) has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

CASH OR DEFERRED ARRANGEMENT (CODA)

By	/s/ STEVEN P. FISHER
Steven P. Fisher, Member Retirement Plans Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Employee Stock Retirement Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

EMPLOYEE STOCK RETIREMENT PLAN

By	/s/ STEVEN P. FISHER
Steven P. Fisher, Member Retirement Plans Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Restated 1984 Bonus Compensation Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

RESTATED 1984 BONUS COMPENSATION PLAN

By	/s/ A. THOMAS YOUNG
A. Thomas Young, Chair Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Stock Compensation Plan and Management Stock Compensation Plan has duly caused this Registration Statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

STOCK COMPENSATION PLAN AND MANAGEMENT STOCK COMPENSATION PLAN

By	/s/ STEVEN P. FISHER
Steven P. Fisher, Member Deferred Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Key Executive Stock Deferral Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

KEY EXECUTIVE STOCK DEFERRAL PLAN

By	/s/ STEVEN P. FISHER
Steven P. Fisher, Member Deferred Compensation Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the 2001 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

2001 EMPLOYEE STOCK PURCHASE PLAN

By	/s/ WILLIAM A. ROPER, JR.
William A. Roper, Jr., Member Employee Stock Purchase Plan and Trust Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the 1995 and 1998 Stock Option Plans has duly caused this Registration Statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

1995 AND 1998 STOCK OPTION PLANS

By	/s/ MONROE E. TROUT
Monroe E. Trout, Member Stock Option Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the 1999 Stock Incentive Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

1999 STOCK INCENTIVE PLAN

By	/s/ MONROE E. TROUT
Monroe E. Trout, Member Stock Option Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the AMSEC Employees 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia on August 29, 2002.

AMSEC EMPLOYEES 401(k) PROFIT SHARING PLAN

By	/s/ L. RENE HUNTER
L. Rene Hunter, Chair AMSEC Retirement Plan Committee

     Pursuant to the requirements of the Securities Act of 1933, the Committee for the Telcordia Technologies 401(k) Savings Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on August 29, 2002.

TELCORDIA TECHNOLOGIES 401(K) SAVINGS PLAN

By	/s/ STEVEN P. FISHER
Steven P. Fisher, Member Retirement Plans Committee

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5(a)	Opinion of Douglas E. Scott, Esq.

5(b)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant’s Employee Stock Retirement Plan

5(c)	Internal Revenue Service determination letter dated October 3, 2001, relating to the Registrant’s Cash or Deferred Arrangement

5(d)	Internal Revenue Service determination letter dated November 9, 2001, relating to the AMSEC Employees 401(k) Profit Sharing Plan

5(e)	Internal Revenue Service determination letter dated February 24, 1999, relating to the Telcordia Technologies, Inc, (formerly Bell Communications Research Inc.) Savings Plan

23(a)	Consent of Douglas E. Scott, Esquire (contained in Exhibit 5(a) hereto)

23(b)	Consent of Deloitte & Touche LLP

24(a)	Powers of Attorney (included on signature page)

99(a)	Cash or Deferred Arrangement (CODA), as amended

99(b)	Employee Stock Retirement Plan, as amended

99(c)	Telcordia Technologies 401(k) Savings Plan, as amended